Exhibit 10.1

FORM OF

ADVISORY AGREEMENT

This ADVISORY AGREEMENT (this “ Agreement “) is entered into on the      day of                  , 2014, by and between COLE CREDIT PROPERTY TRUST V, INC., a Maryland corporation (the “Company”), and COLE REIT ADVISORS V, LLC, a Delaware limited liability company (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Company intends to issue shares of its common stock, par value $.01, to the public, upon registration of such shares with the Securities and Exchange Commission pursuant to the Securities Act;

WHEREAS, the Company intends to qualify as a real estate investment trust and to invest its funds in investments permitted by the terms of the Company’s Articles of Amendment and Restatement and Sections 856 through 860 of the Code;

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors (the “Board”) of the Company, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following defined terms used in this Agreement shall have the meanings specified below:

Acquisition Expenses. Any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection, evaluation, structuring, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums.

Acquisition Fees. The fees payable to the Advisor pursuant to Section 3.01(b) of this Agreement.

Advisor. Cole REIT Advisors V, LLC, a Delaware limited liability company, any successor advisor to the Company, or any Person to which Cole REIT Advisors V, LLC, or any successor advisor subcontracts all or substantially all of its functions.

Advisory Fee. The fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Assets pursuant to this Agreement.

Affiliate or Affiliated . As to any Person, (i) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10% or more of the outstanding voting securities of such Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control with such Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Appraised Value. Value according to an appraisal made by an Independent Expert.

Articles of Incorporation. The Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.

Assets. Properties, Mortgages and other direct or indirect investments in equity interests in, or loans secured by, Real Property (other than investments in bank accounts, money market funds or other current assets, whether of the proceeds from an Offering or the sale of an Asset or otherwise) owned by the Company, directly or indirectly through one or more of its Affiliates.

Average Invested Assets. For a specified period, the average of the aggregate book value of the Assets, before reserves for depreciation, amortization, bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average of such values at the end of each business day during such period; provided, however, that after the NAV Pricing Start Date, “Average Invested Assets” will be based upon the aggregate valuation of the Assets as reasonably determined by the Board.

Board. The Board of Directors of the Company.

Bylaws. The bylaws of the Company, as the same are in effect as amended from time to time.

Change of Control. Any event (including, without limitation, issue, transfer or other disposition of Shares of capital stock of the Company or equity interests in the Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-j of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company or the Partnership representing greater than 50% or more of the combined voting power of the Company’s or the Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Shares.

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Company. Cole Credit Property Trust V, Inc., a corporation organized under the laws of the State of Maryland.

Competitive Real Estate Commission. A real estate or brokerage commission paid or, if no such commission is paid, the amount that customarily would be paid, for the purchase or sale of a Property which is reasonable, customary, and competitive in light of the size, type and location of the Property.

Construction Fee. A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Property.

Contract Purchase Price. The amount actually paid or allocated in respect of the purchase, development, construction or improvement of an Asset, or the amount of funds advanced with respect to a Mortgage, exclusive of Acquisition Fees and Acquisition Expenses.

Contract Sales Price. The total consideration provided for in the sales contract for the sale of a Property.

Dealer Manager. Cole Capital Corporation, an Affiliate of the Advisor, or such Person selected by the Board to act as the dealer manager for an Offering.

Director. A member of the Board of Directors.

Disposition Fees. The fees payable to the Advisor pursuant to Section 3.01(d) of this Agreement.

Distributions. Any dividends or other distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursements, dealer manager fees, or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions or dealer manager fees are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the Offering price per Share pursuant to the Prospectus for such Offering without reduction.

Independent Director. A Director who is not, and within the last two years has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” per se if the gross revenue derived by the prospective Independent Director from the Sponsor, the Advisor and their Affiliates exceeds 5.0% of either (x) the prospective Independent Director’s annual gross revenue, derived from all sources, during either of the last two years, or (y) the prospective Independent Director’s net worth on a fair market value basis. An indirect relationship with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.

Independent Expert. A Person with no material current or prior business or personal relationship with the Advisor or the Directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of Assets of the type held by the Company.

Insourced Acquisition Expenses. Acquisition Expenses incurred in connection with services performed by the Advisor or any of its Affiliates, including legal advisory expenses, due diligence expenses, personnel expenses, acquisition-related administrative and advisory expenses, survey, property, contract review expenses, travel and communications expenses and other closing costs.

Invested Capital. The amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price at the time of such purchase, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company’s plan for repurchase of Shares.

Joint Ventures. The joint venture or partnership arrangements in which the Company or the Partnership is a co-venturer or general partner which are established to acquire or hold Assets.

Listing or Listed. The approval of the Company’s application to list the Shares by a national securities exchange and the commencement of trading in the Shares on the respective national securities exchange. Upon such Listing, the Shares shall be deemed Listed.

Market Check. An analysis comparing (A) the amount of Insourced Acquisition Expenses paid in the previous calendar year to the Advisor or any of its Affiliates with (B) the projected amount of Acquisition Expenses for the following calendar year assuming that a Person other than the Advisor or its Affiliates performs substantially similar services for a substantially similar amount of Assets.

Market Value. Upon Listing, the market value of the outstanding Shares, measured by taking the average closing price for a single Share over a period of 30 consecutive trading days, with such period beginning 180 days after Listing, multiplying that number by the number of Shares outstanding on the date of measurement.

Mortgages. In connection with mortgage financing provided, invested in or purchased by the Company, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

NASAA Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, Inc. on May 7, 2007, and in effect on the date hereof.

NAV. The Company’s net asset value, calculated pursuant to the Valuation Guidelines.

NAV Pricing Start Date. The first date on which the Company calculates NAV.

Net Income. For any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets. If the Advisor is paid a Subordinated Performance Fee in connection with a Listing, “Net Income” for purposes of calculating total Operating Expenses, shall exclude the gain from the Sale of any Assets.

Net Sales Proceeds. In the case of a transaction described in clause (A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Company (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Company, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in the last sentence of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any consideration (including non-cash consideration such as stock, notes, or other property or securities) that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale, valued in the reasonable determination of the Company. Net Sales Proceeds shall not include any reserves established by the Company in its sole discretion.

Offering. Any public offering and sale of Shares pursuant to an effective registration statement filed under the Securities Act, other than Shares offered under any employee benefit plan.

Operating Expenses. All costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, which are in any way related to the operation of the Company or to Company business, including the Advisory Fee, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) the Subordinated Performance Fee, (vi) Acquisition Fees and Acquisition Expenses, (vii) real estate commissions on the Sale of Property, and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Organization and Offering Expenses. Any and all costs and expenses incurred by and to be paid from the Assets in connection with the formation of the Company and the qualification and registration of an Offering, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

Partnership. Cole Operating Partnership V, LP, a Delaware limited partnership, through which the Company may own Assets.

Person. An individual, corporation, business trust, estate, trust, partnership, limited liability company or other legal entity.

Property or Properties. As the context requires, any, or all, respectively, of the Real Property acquired by the Company, either directly or indirectly (whether through joint venture arrangements or other partnership or investment interests).

Prospectus. Prospectus has the meaning set forth in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities of the Company to the public.

Real Property. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

REIT. A corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both in accordance with Sections 856 through 860 of the Code.

Sale or Sales. Any transaction or series of transactions whereby: (A) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all repayments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event with respect to a Mortgage which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof. Notwithstanding the foregoing, “Sale” or “Sales” shall not include any transaction or series of transactions specified in clause (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.

Securities Act. The Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Selling Commissions. Any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of the Shares, including, without limitation, commissions payable to the Dealer Manager.

Shares. Any Shares of the Company’s common stock, par value $.01 per share.

Soliciting Dealers. Broker-dealers who are members of the Financial Industry Regulatory Authority, Inc., or that are exempt from broker-dealer registration, and who, in either case, have executed participating broker or other agreements with the Dealer Manager to sell Shares.

Sponsor. Cole Capital Advisors, Inc.

Stockholders. The record holders of the Shares as maintained in the books and records of the Company or its transfer agent.

Stockholders’ 6.0% Return. As of any date, an aggregate amount equal to a 6.0% cumulative, noncompounded, annual return on Invested Capital.

Subordinated Performance Fee. The fee payable to the Advisor under certain circumstances as described in Section 3.01(c).

Termination Date. The date of termination of this Agreement.

Valuation Guidelines. The Valuation guidelines adopted by the Board, as my be amended from time to time.

2%/25% Guidelines. The requirement pursuant to the NASAA Guidelines that, in any four consecutive fiscal quarters, total Operating Expenses not exceed the greater of 2% of Average Invested Assets during such period or 25% of Net Income over the same period.

ARTICLE II

THE ADVISOR

2.01 Appointment. The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment. By accepting such appointment, the Advisor acknowledges that it has contractual and fiduciary responsibility to the Company and the Stockholders.

2.02 Duties of the Advisor. Subject to Section 2.07, the Advisor undertakes to use its commercially reasonable best efforts to present to the Company potential investment opportunities consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Company’s most recent Prospectus for Shares, Articles of Incorporation and Bylaws, the Advisor shall, either directly or by engaging a duly qualified and licensed Affiliate of the Advisor or other duly qualified and licensed Person:

(a)	serve as the Company’s investment and financial advisor and provide research and economic and statistical data in connection with the Assets and the Company’s investment policies;

(b)	provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management and operations of the Company;

(c)	provide oversight and management of all third party and affiliated property management and leasing functions;

(d)	maintain and preserve the books and records of the Company, including stock books and records reflecting a record of the Stockholders and their ownership of the Company’s Shares;

(e)	investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

(f)	consult with, and provide information to, the officers and the Board and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

(g)	subject to the provisions of Sections 2.02(j) and 2.03 hereof, (i) locate, analyze and select potential investments in Assets, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in Assets will be made; (iii) make investments in Assets on behalf of the Company or the Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange, structure and negotiate financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Assets; (v) enter into leases of Property and service contracts for Assets; and (vi) review and analyze each Property’s operating and capital budget; and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Assets, including the servicing of Mortgages;

(h)	provide the Board with periodic reports regarding prospective investments in Assets;

(i)	if a transaction requires approval by the Board, deliver to the Board all documents required by them to properly evaluate the proposed transaction;

(j)	obtain the prior approval of a majority of the Independent Directors and a majority of the Board not otherwise interested in any transaction with the Advisor or its Affiliates;

(k)	negotiate on behalf of the Company with banks or lenders for loans to be made to the Company, negotiate on behalf of the Company with investment banking firms and broker-dealers, and negotiate private sales of Shares and other securities of the Company or obtain loans for the Company, as and when appropriate, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

(l)	obtain reports (which may be prepared by or for the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company in Assets;

(m)	from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company under this Agreement;

(n)	provide the Company with, or assist the Company in arranging for, all necessary cash management services;

(o)	deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Assets;

(p)	upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, requiring and disposing of Assets, disbursing, and collecting the funds, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests comprising any of the Assets;

(q)	arrange for the disposal of Properties on the Company’s behalf in compliance with the Company’s investment objectives and policies as stated in the Company’s most recent Prospectus for Shares and advise the Board in connection with liquidity opportunities;

(r)	supervise the preparation and filing and distribution of returns and reports to governmental agencies and to Stockholders and other investors and act on behalf of the Company in connection with investor relations;

(s)	oversee recruitment and hiring of personnel who will have direct responsibility for the operations of each property we acquire, which may include, but is not limited to, on-site managers and building and maintenance personnel, and direct and establish policies for such personnel;

(t)	provide office space, equipment and supplies as required for the performance of the foregoing services as Advisor;

(u)	assist the Company in preparing all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies;

(v)	at the end of each quarter, calculate the NAV as provided in the prospectus, and in connection therewith, obtain appraisals performed by the Independent Expert;

(w)	advise the Board on the timing and method of providing liquidity opportunities to Stockholders; and

(x)	do all things necessary to assure its ability to render the services described in this Agreement.

2.03 Authority of Advisor. Pursuant to the terms of this Agreement, including the duties set forth in Section 2.02 and the restrictions included in this Section 2.03 and in Section 2.06, and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board hereby delegates to the Advisor the authority to (i) find and evaluate investment opportunities for the Company and the Partnership consistent with the Company’s investment objectives, (ii) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Company or the Partnership, (iii) acquire Properties, make and acquire Mortgages and other loans and invest in other Assets in compliance with the investment objectives and policies of the Company, (iv) arrange for financing and refinancing of Assets, (v) enter into leases for the Properties and service contracts for the Assets with duly qualified and licensed non-affiliated and Affiliated Persons, including oversight of non-affiliated and Affiliated Persons that perform property management, acquisition, advisory, disposition or other services for the Company, and (vi) arrange for, or provide, accounting and other record-keeping functions at the Asset level.

The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 2.03, provided however, that such modification or revocation shall be effective upon receipt by the Advisor or such later date as is specified by the Board and included in the notice provided to the Company and such modification or revocation shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification, or, if later, the effective date of such modification or revocation specified by the Board.

2.04 Bank Accounts. The Advisor may establish and maintain one or more bank accounts in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board may approve, provided that no funds of the Company or the Partnership shall be commingled with the funds of the Advisor; and the Advisor shall from time to time, upon request by the Board, its Audit Committee or the auditors of the Company, render appropriate accountings of such collections and payments to the Board, its Audit Committee and the auditors of the Company.

2.05 Records; Access. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time, upon reasonable request, during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company.

2.06 Limitations on Activities . Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Shares or its other securities, or (d) not be permitted by the Articles of Incorporation or Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and the directors, officers, employees and stockholders of the Advisor’s Affiliates shall not be liable to the Company or to the Board or Stockholders for any act or omission by the Advisor, its directors, officers, employees or stockholders, or for any act or omission of any Affiliate of the Advisor, its directors, officers, employees or stockholders, except as provided in Section 5.02 of this Agreement.

2.07 Other Activities of the Advisor . Nothing herein contained shall prevent the Advisor or its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person. The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance. If the Sponsor, Advisor, any Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Board (including the Independent Directors) to adopt the method set forth in the Company’s most recent Prospectus for its Shares or another reasonable method by which investments are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company.

ARTICLE III

COMPENSATION

3.01 Fees.

(a)	Advisory Fee . On the last day of each month, the Company shall pay to the Advisor a monthly Advisory Fee based upon the monthly Average Invested Assets. The Advisory Fee shall be calculated according to the following schedule:

Average Invested Assets	Annualized Fee Rate
$0 — $2 billion	0.75%
Over $2 billion — $4 billion	0.70%
Over $4 billion	0.65%

The Advisory Fee shall be applied according to the above schedule for each level of monthly Average Invested Assets, resulting in a blended annualized rate for fees paid in respect of Average Invested Assets in excess of $2 billion. For example, the annualized rate for fees paid in respect of Average Invested Assets of $5 billion is 0.71%. Any portion of the Advisory Fee may be deferred and paid in a subsequent period upon the mutual agreement of the parties hereto.

(b)

Acquisition Fees . The Company shall pay the Advisor, or an Affiliate of the Advisor, a fee in the amount of 2.0% of the Contract Purchase Price of each Asset as Acquisition Fees. The total of all Acquisition Fees and any Acquisition Expenses shall be limited in accordance with the Articles of Incorporation, shall be reasonable and shall not exceed an amount equal to 6.0% of the aggregate Contract Purchase Price paid for the total portfolio of Assets. Acquisition Fees shall be paid as follows: (1) for real property (including properties where development/redevelopment is expected), at the time of acquisition, (2) for development/redevelopment projects (other than the initial acquisition of the real property), at the time a final budget is approved, and (3) for loans and similar assets (including without limitation mezzanine loans), quarterly based on the value of loans made or acquired. In the case of a development/redevelopment project subject to clause (2) above, upon completion of the development/redevelopment project, the Advisor shall determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the Acquisition Fee was initially based, the Advisor will pay or invoice the Company for 2.0% of the budget variance such that the Acquisition Fee is ultimately 2.0% of amounts expended on such development/redevelopment project. Any portion of the Acquisition Fee may be deferred and paid in a subsequent period upon the mutual agreement of the parties hereto.

(c)

Subordinated Performance Fee . The Company shall pay the Advisor a Subordinated Performance Fee in connection with any one of the following events: (1) Upon Listing, the Advisor shall be entitled to the Subordinated Performance Fee in an amount equal to 15.0% of the amount by which (i) the Market Value of the Company’s outstanding Shares plus distributions paid by the Company prior to Listing, exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to be paid to the Stockholders in order to pay the Stockholders’ 6.0% Return from inception through the date that Market Value is determined. The Company shall have the option to pay such fee in the form of cash, Shares, a non-interest bearing promissory note, or any combination of the foregoing. If the Company pays such fee with a non-interest bearing promissory note, payment in full shall be made from the Net Sales Proceeds of the first Sale completed by the Company after Listing. If the Net Sales Proceeds from the first Sale after Listing are insufficient to pay the promissory note in full, then the promissory note shall be paid in part with such Net Sales Proceeds, and in part from the Net Sales Proceeds from the next successive Sales until the amount owing pursuant to such promissory note is paid in full. If the promissory note has not been paid in full within five years from the date of Listing, then the Advisor, or its successors or assigns, may elect to convert the unpaid balance into Shares at a price per Share equal to the average closing price of the Shares over the ten trading days immediately preceding the date of such election. If the Shares are no longer Listed at such time as the promissory note becomes convertible into Shares as provided in the immediately preceding sentence, then the price per Share, for purposes of conversion, shall be determined pursuant to the last sentence of this Section 3.01(c). (2) Upon a Sale, the Advisor shall be entitled to the Subordinated Performance Fee in an amount equal to 15.0% of Net Sale Proceeds remaining after the Stockholders have received Distributions equal to the sum of the Stockholders’ 6.0% Return and 100% of Invested Capital. The Company shall have the option to pay such fee in the form of cash, Shares, a non-interest bearing promissory note, or any combination of the foregoing. (3) Upon termination, unless such termination is by the Company because of a material breach of this Agreement by the Advisor or occurs upon a Change of Control, the Advisor shall be entitled to receive a payment of the Subordinated Performance Fee equal to 15.0% of the amount, if any, by which (i) (A) prior to the NAV Pricing Start Date, the Appraised Value of the Assets, valued on a portfolio basis, on the Termination Date, less the amount of all indebtedness secured by the Assets, or (B) after the NAV Pricing Start Date, the most recent NAV on the Termination Date plus, in either case, the total Distributions paid to Stockholders from the Company’s inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders’ 6.0% Return from inception through the Termination Date. The Company shall pay such Subordinated Performance Fee at such time as the Company completes the first Sale after the Termination Date. Payment shall be made from the Net Sales Proceeds of such Sale. The Company shall have the option to pay such fee in the form of cash, Shares, a non-interest bearing promissory note, or any combination of the foregoing. If the Net Sales Proceeds from the first Sale after the Termination Date are insufficient to pay the Subordinated Performance Fee in full, then the Subordinated Performance Fee shall be paid in part with such Net Sales Proceeds, and in part from the Net Sales Proceeds from the next successive Sales until the Subordinated Performance Fee is paid in full. If the Subordinated Performance Fee has not been paid in full within five years from the Termination Date, then the Advisor, its successors or assigns, may elect to convert the balance of the fee into Shares at a price per Share equal to the average closing price of the Shares over the ten trading days immediately preceding the date of such election if the Shares are Listed at such time. If the Shares are not Listed at such time, the Advisor, its successors or assigns, may elect to convert the balance of the fee into Shares at a price per Share that shall be determined pursuant to the last sentence of this Section 3.01(c). Notwithstanding the foregoing, if termination occurs upon a Change of Control, the Advisor shall be entitled to payment of the Subordinated Performance Fee equal to 15.0% of the amount, if any, by which (i) the value of the Assets on the Termination Date as determined in good faith by the Board, including a majority of the Independent

Directors, based upon such factors as the consideration paid in connection with the Change of Control and the most recent (A) prior to the NAV Pricing Start Date, Appraised Value of the Assets, valued on a portfolio basis, less the amount of all indebtedness secured by the Assets, or (B) after the NAV Pricing Start Date, NAV, plus, in either case, the total Distributions paid to Stockholders from the Company’s inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders’ 6.0% Return from inception through the Termination Date. No deferral of payment of the Subordinated Performance Fee may be made under this paragraph of this Section 3.01(c). In the event that the Advisor disagrees with the valuation of Shares pursuant to the immediately preceding three sentences where the Shares are not Listed for purposes of determining the number of Shares to be issued to the Advisor following the Advisor’s election to convert the balance of the Subordinated Performance Fee owed to the Advisor, then the fair market value of such Shares shall be determined by an Independent Expert of equity value selected by the Advisor. For the purposes of the payment of the Subordinated Performance Fee in Shares pursuant to this Section 3.01(c), (i) prior to the NAV Pricing Start Date, each Share shall be valued at the per share offering price of the Shares in such Offering minus the maximum Selling Commissions and dealer manager fee allowed in such Offering, and (ii) after the NAV Pricing Start Date, each Share shall be valued at the then-current NAV per Share; provided, however that the determination of the value of each Share shall be subject to any regulatory requirements that may be applicable to such determination.

(d)	Disposition Fee . If the Advisor or an Affiliate of the Advisor provides a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or such Affiliate shall receive a Disposition Fee equal to up to one-half of the real estate commission paid on the Sale of the Property, not to exceed 1% of the Contract Sales Price of each Property sold; provided, however, in no event may the Disposition Fee paid to the Advisor or an Affiliate of the Advisor, when added to the real estate commissions paid to non-Affiliates, exceed the lesser of (i) the Competitive Real Estate Commission or (ii) 6.0% of the Contract Sales Price of a Property

(e)	Limitation on Insourced Acquisition Expenses.

(i) The total of all Insourced Acquisition Expenses with respect to any Asset shall initially be fixed at, and shall not exceed, 0.50% of the Contract Purchase Price of the Property or other Asset or 0.50% of the amount advanced with respect to a Mortgage, which the Company shall pay to the Advisor or its Affiliate as follows: (1) for real property (including properties where development/redevelopment is expected), at the time of acquisition, (2) for development/redevelopment projects (other than the initial acquisition of the real property), at the time a final budget is approved, and (3) for loans and similar assets (including without limitation mezzanine loans), quarterly based on the value of loans made or acquired. For the avoidance of doubt, no payment in respect of Insourced Acquisition Expenses shall be made unless the Advisor or its Affiliates shall have performed services related to selecting, evaluating and acquiring an Asset, regardless of whether such Asset is ultimately acquired.

(ii) The total of all Insourced Acquisition Expenses for any calendar year shall initially be fixed at, and shall not exceed, 0.50% of the aggregate Contract Purchase Price paid for the total portfolio of Properties or other Assets acquired during such period or 0.50% of the aggregate amounts advanced with respect to Mortgages during such period (to be prorated for any partial calendar year); provided, however, within a reasonable period of time following the end of each such calendar year, the Company shall perform a Market Check and provide the results thereof to the Advisor within a reasonable period of time and, if the result of the Market Check is that the projected amount of Acquisition Expenses that would be incurred if substantially similar services with respect to a substantially similar amount of Assets were to be provided by a Person other than the Advisor or any of its Affiliates during the subsequent calendar year is lower than the amount of Insourced Acquisition Expenses paid to the Advisor or its Affiliates during the previous calendar year, either (A) the Advisor shall agree to reduce the cap on the Insourced Acquisition Expenses until the next Market Check such that the cap on Insourced Acquisition Expenses does not exceed the projected amount of Acquisition Expenses that would be incurred if substantially similar services with respect to a substantially similar amount of Assets were to be provided by a Person other than the Advisor or any of its Affiliates during the subsequent calendar year or (B) the Company may outsource to a Person other than the Advisor or its Affiliate certain services previously provided by the Advisor or its Affiliates until the next Market Check.

3.02 Expenses.

(a)	In addition to the compensation paid to the Advisor pursuant to Section 3.01 hereof, the Company shall pay directly or reimburse the Advisor, as applicable, for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company pursuant to this Agreement, including, but not limited to:

(i) Organization and Offering Expenses; provided, however, that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company for any Organization and Offering Expenses reimbursed by the Company to the Advisor to the extent that such reimbursements exceed 2.0% of the Gross Proceeds raised in the completed Offering. The Advisor shall be responsible for the payment of Organization and Offering Expenses in excess of 2.0% of the Gross Proceeds;

(ii) Acquisition Expenses (excluding Insourced Acquisition Expenses) incurred in connection with the selection and acquisition of Assets in an amount estimated to be up to 0.5% of the Contract Purchase Price and Insourced Acquisition Expenses, subject to the limitations set forth in Section 3.01(e) of this Agreement;

(iii) the actual cost of goods, services and materials used by the Company and obtained from Persons not affiliated with the Advisor, other than Acquisition Expenses, including property management and leasing services;

(iv) interest and other costs for borrowed money, including discounts, points and other similar fees;

(v) taxes and assessments on income or property and taxes as an expense of doing business;

(vi) costs associated with insurance required in connection with the business of the Company or by the Board;

(vii) expenses of managing and operating Assets owned by the Company, whether payable to an Affiliate of the Company, including wages and salaries and other personnel-related expenses, unless otherwise waived, in whole or in part, by the Affiliate in its sole discretion, of all on-site and off-site employees of the Affiliate who are engaged in the operation, management, maintenance and leasing or access control of the Asset, or to a non-affiliated Person;

(viii) all expenses in connection with payments to the Board for attendance at meetings of the Board and Stockholders;

(ix) expenses associated with Listing or with the issuance and distribution of Shares and other securities of the Company, such as Selling Commissions and fees, advertising expenses, taxes, legal and accounting fees, and Listing and registration fees;

(x) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

(xi) expenses of organizing, reorganizing, liquidating or dissolving the Company or amending the Articles of Incorporation or the Bylaws;

(xii) expenses of any third party transfer agent for the Shares and of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii) administrative service expenses, including all costs and expenses incurred by Advisor in fulfilling its duties hereunder. Such costs and expenses may include reasonable wages and salaries and other personnel-related expenses of all employees of Advisor or its Affiliates who are engage in the management, administration, operations, and marketing of the Company and its Assets, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses which are directly related to their services provided hereunder, provided, however that the Company shall not reimburse the Advisor for salaries and benefits paid to persons who are executive officers of the Company, nor shall the Company pay personnel costs in connection with services for which the Advisor receives an Acquisition Fee or Disposition Fee; and

(xiv) audit, accounting and legal fees, and other fees and expenses associated with regulatory compliance.

(b)	Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 3.02 shall be reimbursed (excluding Insourced Acquisition Expenses which shall be paid as described in Section 3.01(e)(i) of this Agreement) no less than quarterly to the Advisor within 60 days after the end of each quarter. The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

3.03 Other Services. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company other than set forth in Section 2.02, or should the Advisor or an Affiliate of the Advisor provide a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the Sale of one or more Assets that are not Properties, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Board, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement; provided, however, in no event may the compensation agreed upon by the Advisor and the Board in connection with the Sale of one or more Assets that are not Properties, if any, exceed 1% of the total consideration provided for in the sales contract for the sale of each such Asset sold; and provided, further, that any such compensation must be approved by a majority of the Independent Directors.

3.04 Reimbursement to the Advisor. The Company shall not reimburse the Advisor, at the end of any fiscal quarter, for any Operating Expenses to the extent that, in the four consecutive fiscal quarters then ended (the “Expense Year”) the Operating Expenses exceed (the “Excess Amount”) the greater of (i) 2% of Average Invested Assets or (ii) 25% of Net Income (the “2%/25% Guidelines”) for that period of four consecutive quarters unless the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors which the Independent Directors deem sufficient. If the Independent Directors do not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If the Independent Directors determine such excess was justified, then within 60 days after the end of any fiscal quarter of the Company for which total reimbursed Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of the Independent Directors, shall cause such fact to be disclosed in the next quarterly report of the Company or in a separate writing and sent to the stockholders, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

ARTICLE IV

TERM AND TERMINATION

4.01 Term; Renewal. Subject to Section 4.02 hereof, this Agreement has a one-year term and shall continue in force until the first anniversary of the date hereof. Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. It is the Board’s Duty to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

4.02 Termination. This Agreement will automatically terminate upon Listing. This Agreement also may be terminated at the option of either party upon 60 days written notice without cause or penalty (if termination is by the Company, then such termination shall be upon the approval of a majority of the Independent Directors). Notwithstanding the foregoing, the provisions of this Agreement which provide for payment to the Advisor of expenses, fees or other compensation following the date of termination ( i.e. , Sections 3.01(c) and 4.03) shall continue in full force and effect until all amounts payable thereunder to the Advisor are paid in full. The provisions of Sections 2.05, 2.06 and 4.03 through 6.11 shall survive the termination of this Agreement.

4.03 Payments to and Duties of Advisor upon Termination.

(a)	After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to and receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses, subject to the provisions of Section 3.04 hereof, and all contingent liabilities related to fees payable to the Advisor prior to termination of this Agreement, provided that the Subordinated Performance Fee, if any, shall be paid in accordance with the provisions of Section 3.01(c).

(b)	The Advisor shall promptly upon termination:

i.	pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

ii.	deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

iii.	deliver to the Board all assets, including the Assets, and documents of the Company then in the custody of the Advisor; and

iv.	cooperate with, and take all reasonable actions requested by, the Company to provide an orderly management transition.

ARTICLE V

INDEMNIFICATION

5.01 (a) The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland, the Articles of Incorporation and the NASAA Guidelines under the Articles of Incorporation. The Company shall not indemnify or hold harmless the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for any liability or loss suffered by the Advisor or its Affiliates, including their respective officers, directors, partners and employees, nor shall it provide that the Advisor or its Affiliates, including their respective officers, directors, partners and employees, be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met: (i) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, were acting on behalf of or performing services of the Company; (iii) such liability or loss was not the result of negligence or misconduct by the Advisor or its Affiliates, including their respective officers, directors, partners and employees; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from Stockholders. Notwithstanding the foregoing, the Advisor and its Affiliates, including their respective officers, directors, partners and employees, shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(b) The Articles of Incorporation provide that the advancement of Company funds to the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third-party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, undertake to repay the advanced funds to the Company together with the applicable legal rate of interest thereon, in cases in which such Advisor or its Affiliates, including their respective officers, directors, partners and employees, are found not to be entitled to indemnification.

(c) Notwithstanding the provisions of this Section 5.01, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 5.01 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 5.02.

5.02 Indemnification by Advisor . The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Advisor’s bad faith, fraud, misfeasance, misconduct, negligence or reckless disregard of its duties. The Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

ARTICLE VI

MISCELLANEOUS

6.01 Assignment to an Affiliate . This Agreement may be assigned by the Advisor to an Affiliate of the Advisor with the approval of a majority of the Board (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a Change of Control or sale of all or substantially all the assets of the Company or the Partnership, and shall likewise be binding upon any successor to the Advisor.

6.02 Relationship of Advisor and Company . The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

6.03 Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Company:	Cole Credit Property Trust V, Inc.
2325 E. Camelback Road, Suite 1100
Phoenix, Arizona 85016
Attention: Chief Executive Officer and President

To the Advisor:	Cole REIT Advisors V, LLC
2325 E. Camelback Road, Suite 1100
Phoenix, Arizona 85016
Attention: President

Either party shall, as soon as reasonably practicable, give notice in writing to the other party of a change in its address for the purposes of this Section 6.03.

6.04 Modification. This Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

6.05 Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

6.06 Choice of Law; Venue. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Arizona, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Maricopa County, Arizona.

6.07 Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by each of the parties hereto.

6.08 Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

6.09 Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

6.10 Headings. The titles and headings of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

6.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

6.12 Initial Investment. The Advisor or one of its Affiliates has contributed $200,000 (the “Initial Investment”) in exchange for the initial issuance of Shares of the Company. The Advisor or its Affiliates may not sell any of the Shares purchased with the Initial Investment while the Advisor acts in an advisory capacity to the Company. The restrictions included above shall not apply to any Shares acquired by the Advisor or its Affiliates other than the Shares acquired through the Initial Investment. Neither the Advisor nor its Affiliates shall vote any Shares they now own, or hereafter acquires, or consent such Shares to be voted on matters submitted to the Stockholders regarding (i) the removal of Cole REIT Advisors V, LLC or any of its Affiliates as the Advisor; (ii) the removal of any member of the Board or (iii) any transaction by and between the Company and the Advisor, a member of the Board or any of their Affiliates.

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IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

COLE CREDIT PROPERTY TRUST V, INC.

By:
D. Kirk McAllaster, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

COLE REIT ADVISORS V, LLC

By:
Jeffrey C. Holland
President and Chief Operating Officer